Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Silynxcom Ltd.

7 Giborei Israel

Netanya 4250407, Israel

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (Registration No. 333-285443) of Silynxcom Ltd. (the “Company”) of our report dated April 30, 2026, relating to the consolidated financial statements of the Company for the year ended December 31, 2025, which appears in this Annual Report on Form 20-F.

/s/ Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv, Israel

April 30, 2026